Exhibit 99.2

Consolidated financial statements
HookLogic, Inc. and Subsidiaries
Nine Months Ended September 30, 2016 and 2015

HookLogic, Inc. and Subsidiaries
Condensed Consolidated Financial Statements (unaudited)
Nine Months Ended September 30, 2016 and 2015

HookLogic, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)

	September 30,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$20,550,574	$27,613,031
Accounts receivable, net	15,331,429	10,606,305
Prepaid expenses and other current assets	8,893,855	3,123,111
Total current assets	44,775,858	41,342,446
Other non-current assets	337,085	338,695
Fixed assets, net	5,326,564	2,516,069
	$50,439,506	$44,197,210
Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued expenses	26,092,236	14,492,677
Current portion of long-term debt	3,533,333	294,444
Deferred revenue	535,574	132,316
Customer deposits		4,068
Other deposits	1,079,238	942,533
Other liabilities	(76,248)	75,101
Total current liabilities	31,164,133	15,941,138
Deferred rent	41,874	89,071
Long-term Liabilities	4,127,931	7,662,230
Total liabilities	35,333,938	23,692,439
Stockholders' equity:
Convertible preferred stock (Series A, Series B and Series C), $.001 par value; 13,169,496 shares authorized and 12,278,532 shares issued and outstanding as of September 30, 2015 and 13,169,496 shares authorized and 12,469,682 shares issued and outstanding as of September 30, 2016; aggregate liquidation preference of $40,072,916 as of September 30, 2016	40,072,916	39,072,920
Common stock, $.001 par value, 30,000,000 shares authorized, 10,280,215 and 9,792,085 shares issued and outstanding as of September 30, 2016 and 2015, respectively	10,280	9,792
Additional paid-in capital	1,406,465	1,316,022
Accumulated other comprehensive income	(26,627)	(155,096)
Accumulated deficit	(26,357,465)	(19,738,867)
Total stockholders' deficit	(24,967,347)	(18,568,149)
	$50,439,507	$44,197,210

See accompanying notes to the consolidated financial statements.

HookLogic, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (unaudited)

	Nine Months Ended September 30,
	2016	2015
Advertising Revenue	$58,079,686	$26,199,209
Saas Revenue	625,962	976,696
Total Revenue	58,705,648	27,175,904
Cost of revenue:
Traffic Acquisition Costs	39,604,084	14,268,473
Server and hosting expenses	2,804,239	1,620,813
Total cost of revenue	42,408,323	15,889,286
Gross profit	16,297,325	11,286,618
Operating expenses:
Salaries, benefits and taxes	16,119,715	12,659,161
Outside services	1,597,742	572,249
Marketing	1,451,434	983,075
Travel and entertainment	1,624,908	1,113,094
Rent and office expenses	1,128,500	1,080,591
Other general and administrative expenses	2,242,322	939,290
Total operating expenses	24,164,621	17,347,459
Loss from operations	(7,867,296)	(6,060,841)
Other (income) expense, net	18,203	(128,934)
Interest expense, net	202,784	162,908
Loss from continuing operations before taxes	(8,088,283)	(6,094,815)
Income tax benefit		3,574,290
Loss from continuing operations	(8,088,283)	(2,520,525)
Income (loss) from discontinued operations, net of tax		7,192,809
Net income (loss)	$(8,088,283)	$4,672,285
See accompanying notes to the consolidated financial statements.

HookLogic, Inc. and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income (unaudited)

	Nine Months Ended September 30,
	2016	2015
Net Gain / (Loss)	$(8,088,283)	$4,672,285
Foreign currency translation	215,140	105,186
Comprehensive Gain / (Loss)	$(7,873,143)	$4,777,471

See accompanying notes to the consolidated financial statements.

HookLogic, Inc. and Subsidiaries
Condensed Consolidated Statements of Stockholders' Equity (unaudited)
Twelve months Ended December 31, 2015 and Nine months Ended September 30, 2016

	Common Stock		Preferred Stock
	Shares	Amount	Shares	Amount	Additional Paid-In Capital	Accumulated Other Comprehensive Income	Accumulated Earnings (Deficit)	Total Stockholders' Equity
Balance, January 31, 2015	9,760,354	$9,760	—	$—	$1,163,953	$(260,282)	$(24,411,152)	$(23,497,721)
Stock-based compensation	—	—	—	—	212,500	—	—	212,500
Issuance Expenses	—	—	—	—		—	—	—
Exercise of stock options	186,921	187	—	—	96,002	—	—	96,189
Foreign currency translation	—	—	—	—	—	18,515	—	18,515
Net loss	—	—	—	—	—	—	6,141,970	6,141,970
Balance, December 31, 2015	9,947,275	$9,947	—	$—	$1,472,455	$(241,767)	$(18,269,182)	$(17,028,547)
								—
Stock-based compensation					180,000			180,000
Repurchase of Common stock	(185,000)	(185)			(528,915)			(529,100)
Exercise of stock options	517,940	518			282,925			283,443
Foreign currency translation						215,140		215,140
Net Gain / (Loss)							(8,088,283)	(8,088,283)
Balance, September 30, 2016	10,280,215	$10,280	—	$—	$1,406,465	$(26,627)	$(26,357,465)	$(24,967,347)

See accompanying notes to the consolidated financial statements.

HookLogic, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash flow (unaudited)

	Nine Months Ended September 30,
	2016	2015
Net (loss)/Gain	$(8,088,283)	$4,672,284
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	857,588	273,350
Stock-based compensation	180,000	135,000
Provision for doubtful accounts and sales returns	64,243	126,883
Gain on the sale of AutoHook	—	—
Changes in operating assets and liabilities:
Accounts receivable	16,369,698	3,280,883
Prepaid expenses and other current assets	(7,205,711)	(2,215,181)
Other Assets	(73,814)	181,151
Accounts payable, accrued expenses and deferred rent	(4,928,761)	(1,616,485)
Deferred revenue	6,584	6,654
Customer deposits	102,059	(1,404,127)
Other Deposits	(125)	—
Other liabilities	(814)	(25,051)
Net cash used in operating activities	(2,717,336)	3,415,361
Cash flows from investing activities
Proceeds from sale of Autohook Division'	—	—
Purchase of fixed assets	(3,126,657)	(2,226,774)
Cash used in investing activities	(3,126,657)	(2,226,774)
Cash flows from financing activities
Proceeds from growth capital loan	(294,444)	2,950,000
Stock Repurchase	(529,100)	—
Proceeds from exercise of stock options	283,442	17,101
Net proceeds from issuance of Series C Preferred Stock	999,996	15,431,233
Net cash provided by financing activities	459,894	18,398,334
Effect of exchange rate changes on cash	335,798	105,186
Net (decrease) increase in cash and cash equivalents	(5,048,301)	19,692,107
Cash and cash equivalents at beginning of year	25,598,875	7,920,922
Cash and cash equivalents at end of year	$20,550,574	$27,613,029
Supplemental disclosures of cash flow information
Cash paid for interest	227,790	175,448
Issuance of warrants	—	13,079

See accompanying notes to the consolidated financial statements.

HookLogic, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements (unaudited)
September 30, 2016 and 2015

1. Organization and Business
HookLogic, Inc. and Subsidiaries (the Company), first commenced operations under the name Think Drive, Inc. in 2004 as a corporation registered in the state of New York. It later changed its name to TravelHook, Inc. and subsequently to HookLogic, Inc. in 2008. In 2011, HookLogic was incorporated in Delaware. The Company provides e-commerce media solutions for the retail, travel and automotive verticals to generate revenue by adding media-based revenue streams and increasing conversion rates. It connects brands and shoppers in and around the e-commerce environment. In July, 2015, HookLogic sold their US automotive vertical to Urban Science. The Gain on the transaction as well as Revenue and expenses for the automotive vertical (“Autohook”) have been reported as Discontinued Operations and thus have been excluded from continuing operations all reported periods. Furthermore, Autohook’s assets and liabilities were removed from our Consolidated Balance Sheet upon consummation of the sale. The Company is headquartered in New York and has offices in Ann Arbor, Michigan, Santa Monica, California, Toronto, Canada; Paris, France; San Paolo, Brazil; and London, UK.
2. Summary of Accounting Policies
Basis of Presentation
The accompanying condensed unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and include the consolidated accounts of the Company.
Certain prior year amounts have been reclassified to conform to the current year presentation.
Principles of Consolidation
The condensed unaudited consolidated financial statements include the accounts of HookLogic, Inc. and its wholly owned subsidiaries HookLogic Ltd, HookLogic Brasil Solucoes Em Tecnologia Ltda, HookLogic Netherlands BV, Hooklogic France SAS, and Hooklogic Canada Inc (collectively, the Company). All intercompany accounts and transactions have been eliminated in consolidation.
In January 2013, the Company merged the subsidiary HookLogic of Michigan Inc. with and into HookLogic, Inc. As a result of the merger, the existence of the subsidiary was ceased and the identity as well as all rights, assets, and liabilities of the subsidiary were vested in HookLogic, Inc.
Use of Estimates
The preparation of condensed unaudited consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (US GAAP) requires management to make estimates and assumptions that affect the amounts reported in the Company's consolidated financial statements and accompanying notes. The Company bases its estimates and assumptions on historical experience and on various other assumptions that it believes are reasonable under the circumstances.

The amounts of assets and liabilities reported in the Company's condensed unaudited consolidated balance sheets and the amounts of revenues and expenses reported for the periods presented are affected by estimates and assumptions, which are used for, but not limited to, the accounting for revenue recognition, allowance for doubtful accounts, useful lives of fixed assets, income taxes, and related reserves and stock-based compensation. Actual results could differ from those estimates.
Fair Value of Financial Measurements
The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. The Company determines fair value based on assumptions that market participants would use in pricing an asset or liability in the principal or most advantageous market. When considering market participant assumptions in fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs, which are categorized in one of the following levels:

•	Level 1 Inputs: Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.

•
Level 2 Inputs: Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

•
Level 3 Inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at measurement date.

The carrying amounts of the Company's cash and cash equivalents, accounts receivable, accounts payable and accruals, customer deposits and deferred revenue approximate their fair values due to the short-term nature of these instruments. The Company issued warrants in connection with the closing of the growth capital loan, the subsequent modifications to the growth capital loan and in connection with a customer amending an existing license agreement, which were recorded at fair value using Level 3 inputs (see Notes 6 and 7 for further discussion of the warrants issued).
Cash and Cash Equivalents
The Company maintains cash with a high-credit quality financial institution. The Company considers all cash investments available with original maturities of three months or less to be cash equivalents and comprised money market accounts. Cash investments are stated at cost, which approximates fair value. These investments are not subject to significant market risk. The Company maintains its cash and cash equivalents in bank accounts which, at times, exceed the federally insured limits. The Company has not experienced any losses in such accounts. For purposes of the statement of cash flows, cash includes all amounts in the consolidated balance sheet captioned cash and cash equivalents.
Accounts Receivable
Accounts receivable are recorded at net realizable value consisting of the carrying amount less the allowance for uncollectible accounts, as needed. The Company evaluates the collectability of its accounts receivable based on a combination of factors. Where the Company is aware of circumstances that may impair a specific customer's ability to meet its financial obligations, the Company records a specific allowance against amounts due. For all other customers, the Company recognizes allowances for doubtful accounts based on the length of time the receivables are outstanding, the current business environment and its historical experience.

Accounts are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received. Write-offs for the nine months ended September 30, 2016 and 2015 were $64,243 and $115,461 respectively.
The Company has total reserves for doubtful accounts of $245,880 and $177,828 at September 30, 2016 and 2015, respectively, included in net accounts receivable on the consolidated balance sheets.
Capitalized Internal Use Software
Internal-use software is accounted for under Accounting Standards Codification 350 (“ASC 350”), Intangibles- Goodwill and Other. ASC 350 requires companies to capitalize qualifying computer software costs, which are incurred during the application development stage, and amortize these costs on a straight-line basis over the estimated useful life of the respective asset. Costs related to preliminary project activities and post-implementation activities are expensed as incurred. Internally Developed software includes software that has been acquired, internally developed or modified exclusively to meet HookLogic’s internal needs and no plan exists to market the software externally. $2,414,289 and $1,965,788 of costs were capitalized related to internally developed software in the nine month period ended September 30, 2016 and 2015 respectively. Minor upgrades and enhancements, maintenance costs and marketing costs are expensed as incurred.
Internal-use software is amortized on a straight-line basis over its estimated useful life. We evaluate the useful lives of these assets on an annual basis and test for impairment whenever events or changes in circumstances occur that could impact the recoverability of these assets.
Fixed Assets
Fixed assets are recorded at cost and depreciated on a straight-line basis over their estimated useful lives beginning in the year the asset was placed into service. Amortization of leasehold improvements is computed on a straight-line basis over the useful life of the asset or lease term, whichever is shorter.
The current useful lives being used by the Company are as follows:

Years
Computer equipment	3
Furniture and fixtures	6
Office equipment	5
Patent	5
Capitalized Software	3 - 5
Leasehold improvements	Life of Lease
Normal repair and maintenance costs are expensed as incurred. The Company writes off depreciated assets that are no longer in service.

Customer and Other Deposits
Customer and Other Deposits are amounts collected from customers as advanced payments for the Company's RSX and Travel Ads media program. The value of customer deposits will increase or decrease based on the timing of usage on these deposits, invoicing and customer replenishment.
Revenue Recognition
The Company derives its revenues from two primary sources, advertising revenue and software-as-a-service (Saas) licensing fees. Advertising revenue represents the revenue earned by the Company from advertisers and delivering such advertising over the network of partners using the Company's proprietary software platforms. Saas licensing fees represents monthly subscription fees from clients that use the Company's software platforms. Revenue from Saas licensing fees is recognized over the term of the agreement.
The determination of whether advertising revenue should be reported on a gross or net basis is based on an assessment of whether the Company is acting as the principal or an agent in the transaction. The HookLogic Exchange (HLX) launched in 2013 and is reported on a gross basis in Advertising Revenue as the company is acting as the principal. Travel PLUS product launched in 2014 and is reported in Advertising Revenue on a gross basis where the Company is acting as the principal, and on a net basis where the Company is not acting as the principal. Specifically, the Company acts as the principal when is sets the price with the customer, is responsible for determining which publisher site delivers the advertisements, is responsible for delivery and acceptability of the service and bears credit risk. Alternatively, the Company recognizes revenue net when the Company acts as an agent for its customer and does not set price, select the publisher site the advertisement will be placed on, take responsibility for the acceptability of the service and bear the credit risk. All other Advertising revenues are presented on a net basis since the Company is acting as an agent for its customers and receives a fixed percentage from each transaction performed and does not bear inventory or real risk of loss in most of its transactions. The Company’s gross Advertising Billings were $100.7M and $66.3M for the nine month period ended September 30, 2016 and 2015, respectively.
The Company recognizes revenue in accordance with FASB Accounting Standards Codification (ASC) 605, Revenue Recognition when all of the following conditions are met:
•Persuasive evidence of an arrangement exists
•Subscription or services have been delivered to the customer
•Collection of related fees is reasonably assured
•Related fees are fixed or determinable
Deferred Revenue
Deferred revenue represents amounts collected from customers in excess of revenues recognized. This results primarily from the billing of customer platform Saas license fees for periods subsequent to the financial year, as well as billings for other professional services fees that have not yet been performed by the Company. The carrying amount of deferred revenues will increase or decrease based on the timing of invoices and recognition of revenue. The Company expenses internal direct and incremental costs related to contract acquisition and origination as incurred.

Cost of Revenue
Cost of revenue primarily consists of hosting costs related to the Company's technology platform and traffic acquisition costs for Retail Search Exchange.
Research and Development and Marketing Expense
The Company expenses research and development and marketing expenses as incurred.
Certain Significant Risks and Uncertainties
The Company's businesses are rapidly evolving and intensely competitive, and it has many competitors in different verticals, including retail and travel services. Many of its current and potential competitors may secure better terms from vendors, adopt more aggressive pricing and devote more resources to technology, infrastructure, fulfillment and marketing. Competition may intensify as our competitors enter into business combinations or alliances and established companies in other market segments expand into our market segments.
Income Taxes
Income taxes are accounted for under the asset and liability method in accordance with FASB ASC 740, Income Taxes. Deferred income tax assets and liabilities are computed for temporary differences between the condensed unaudited consolidated financial statements and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future. Such deferred income tax asset and liability computations are based on enacted tax laws and rates applicable to periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. Federal and state income taxes are provided based on statutory rates.
The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the condensed unaudited consolidated financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. Management evaluated the Company's tax position and concluded that the Company has not taken uncertain tax positions as of September 30, 2016 and 2015. The tax years 2008 through and including 2015 are open and subject to audit by major tax jurisdictions.
Legal Proceedings
In the normal course of its business, the Company may be involved in various claims, negotiations and legal actions; however, as of September 30, 2016 and 2015, the Company is not a party to any litigation that is expected to have a material adverse effect on the Company's financial position, results of operations or cash flows.
Foreign Currency Translation
The Company has foreign operations where the functional currency has been determined to be the local currency, in accordance with FASB ASC 830, Foreign Currency Matters. Adjustments resulting from translating foreign functional currency assets and liabilities into U.S. dollars, based on current exchange rates, are recorded as a separate component of stockholders' equity under the caption, accumulated other comprehensive income.
Revenues and expenses are translated using average rates prevailing during the period. Transaction gains and losses arising from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in consolidated results of operations.
Comprehensive Income (Loss)
FASB ASC 220, Comprehensive Income, established standards for reporting and displaying comprehensive (loss) and its components (revenues, expenses, gains and losses) in a full set of general-purpose consolidated financial statements. The Company's other comprehensive (loss) component results from currency translation adjustments.
Stock-Based Compensation
Stock-based compensation represents the cost related to stock-based awards granted to employees. In accordance with FASB ASC 718, Compensation—Stock Compensation, the Company measures stock-based compensation cost at grant date, based on the estimated fair value of the award, and recognizes the cost as expense on a straight-line basis (net of estimated forfeitures) over the employee’s requisite service period. The Company estimates the fair value of stock options using a Black-Scholes valuation model. The expense is recorded as operating expenses in the statement of operations
The Company records deferred tax assets for awards that result in deductions on the Company’s income tax returns, based on the amount of compensation costs recognized and the Company’s statutory tax rate in the jurisdiction in which it will receive a deduction.
3. Concentration of Credit Risk
The Company deposits its cash with a financial institution and, at times, such balances may exceed federally insured limits. One customer accounted for approximately 7.1% and 18% of revenue for the nine months ended September 30, 2016 and 2015 respectively. Three customers account for 10%, 7%, 5% and 17%, 5%, 3%, respectively, of accounts receivable at September 30, 2016 and 2015.

4. Fixed Assets, Net

Fixed assets, net as of September 30, 2016 and 2015, consisted of the following:

	September 30,
	2016	2015
Leasehold Improvements	$299,815	$234,786
Computer equipment	619,964	385,449
Office equipment	10,463	8,606
Patent		62,533
Software Development Suspense	436,476	351,341
Capitalized Software & Development	5,294,709	1,845,615
Furniture and Fixtures	77,718	60,093
	6,739,145	2,948,424
Less: accumulated depreciation	(1,412,582)	(432,355)
Fixed assets – net	$5,326,563	$2,516,069
Depreciation expense was $857,588 and $273,350 for the nine months ended September 30, 2016 and 2015, and is included in other general and administrative expenses in the accompanying consolidated statement of operations.
5. Restricted Cash
Cash and cash equivalents that are restricted as to withdrawal or use under the terms of certain contractual agreements are recorded in Other Assets on our balance sheet.
Restricted cash balances are comprised of cash collateral required to be held for the lease of the HookLogic 99 Hudson Street office. The restricted cash balance was $297,254 and $297,254 at September 30, 2016 and 2015, respectively and is recorded in other non-current assets.
6. Debt

In May 2015, the Company entered into agreement with a commercial bank to fully repay an outstanding $5,000,000 loan, while simultaneously renegotiating a new term loan for $10,000,000. The terms and conditions of the loan were amended from the Loan and Security Agreement dated August 8, 2012. The Company drew down $7,950,000 during 2015, with interest only terms for the first 15 months and repayment to begin in August 2016. As of September 30, 2016 the Company has made no additional withdrawals and the balance was $7,655,556.
In connection with the closing of the growth capital loan agreement in August 2012, renegotiation of the growth capital loan agreement in 2013, and the newly extinguished and renegotiated growth loan agreement in 2015, the Company issued warrants to the lending bank. Refer to Note 7 for further details.
7. Stockholders' Equity

Common Stock
The Company is authorized to issue 30,000,000 shares of common stock at $0.001 par value. At September 30, 2016 and 2015, 10,280,215 and 9,792,085 shares were issued and outstanding, respectively. During the nine months ended September 30, 2016 and 2015, 517,940 and 31,731 options, respectively, were exercised. In 2016, 185,000 shares were repurchased.

The voting, dividend, and liquidation rights of the Common Stock are subject to the rights, powers and preferences of the Preferred Stock, as described below:

•
Voting Rights: The holders of Common Stock are entitled to one vote for each Common Stock held at all meetings of stockholders and written actions in lieu of meetings. The holders of the shares of Common Stock are entitled to elect two directors of the Company.

•
Dividends: Dividends may be declared and paid in cash or other property of the Company at the discretion of the Board of Directors and are subject to the preferential rights of any outstanding Preferred Stock. The Company has not declared any dividends as of September 30, 2016.

•
Liquidation, Dissolution or Winding Up: Upon dissolution or liquidation of the Company, holders of Common Stock are entitled to receive pro rata, on a per share basis, all assets available for distribution to its stockholders, subject to the preferential rights of the Preferred Stock.

Preferred Stock
In 2011, the Company authorized and issued 4,658,004 shares of Series A Preferred Stock to private investors in exchange for $9,499,999 or $2.0395 per share. The Company incurred $67,148 of issuance costs. In 2012, the Company authorized an additional 12,257 shares of Series A Preferred Stock to a commercial bank of which none were issued as of December 31, 2013. Subsequent to the renegotiation of the loan agreement, the authorized shares decreased to 4,670,261. Refer to Note 6 for more details.

In 2013, the Company authorized and issued 4,657,528 shares of Series B Preferred Stock to private investors in exchange for $14,300,000 or $3.0703 per share. The Company incurred $95,830 of issuance costs. In 2013, the Company authorized an additional 12,257 shares of Series B Preferred Stock to a commercial bank of which none were issued as of December 31, 2013. In 2015, the Company authorized an additional 12,213 shares of Series B Preferred Stock to a commercial bank of which none were issued as of September 30, 2016. Refer to Note 6 for more details

In 2015, the Company authorized 3,822,980 and issued 2,962,809 shares of Series C Preferred Stock to private investors in exchange for $15,499,938 or $5.2315 per share. The Company incurred $45,341 of issuance costs.

In 2016, the Company issued an additional 191,150 shares of Series C Preferred Stock to private investors in exchange for $999,996 or $5.2315 per share.

The voting, dividend, liquidation and redemption rights of the Preferred Stock are described below:

Voting Rights: On any matter presented to the stockholders of the Company for action or consideration at a meeting of the Company's stockholders (or by written consent), each holder of outstanding Preferred Stock is entitled to cast the number of votes equal to the number of whole Common Stock into which the Preferred Shares are convertible as of the record date for the matter. The holders of the shares of Preferred Stock are entitled to elect two directors of the Company, and the holders of record of Common Stock are entitled to elect two directors of the Company.  The Company cannot enter into a merger, consolidation, reclassification or reorganization at a price per share less than $6.4646 without the written consent or affirmative vote of each holder of greater than fifteen percent (15%) of the issued and outstanding shares of Preferred Stock.

•
Dividends: Holders of the Company's Preferred Stock are entitled to receive dividends of 8% per year, when, as and if declared by the Company's Board of Directors, paid prior and in preference to any declaration and payment of any dividend on any other class of capital stock (excluding dividends in respect of Common Stock that are payable in Common Stock). The Company has not declared any dividends as of September 30, 2016 and 2015.

•
Liquidation, Dissolution or Winding Up: In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of shares of Preferred Stock shall be entitled to be paid before any payment shall be made to the holders of Common Stock, an amount per share equal to the greater of (i) the Original Issue Price, plus any dividends declared but unpaid thereon or (ii) such amount per share as would have been payable had all shares of Preferred Stock been converted into Common Stock immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event.

•
Redemption and Conversion: Each share of Preferred Stock shall be convertible, at the option of the holder, at any time and from time to time, and without the payment of additional consideration, into such number of shares of Common Stock as is determined by dividing the Original Issue Price by the Conversion Price in effect at the time of conversion. The "Series Conversion Price" shall initially be equal to the Series Original Issue Price. Each share of preferred stock is redeemable by the Company out of the funds lawfully available at a price equal to the Original Issue Price plus all declared and unpaid dividends. Because the holders of the Preferred Stock have the option to require redemption, the Preferred Stock has been classified as temporary equity.

Warrants

In connection with the closing of the growth capital loan agreement in August 2012, the Company issued 12,257 warrants to purchase Series A Preferred Stock with an exercise price of $2.04 per share to the lending bank. The warrants expire in 10 years. The fair value was calculated at $1.04 per warrant at the time of issuance, using a Black Scholes model. The total value of the warrants of $12,747 was recorded as a debt discount and the amount is being amortized using the interest method over the term of the loan (though March 2017).
In connection with the renegotiation of the growth capital loan agreement in 2013, the Company issued 12,213 warrants to purchase Series B Preferred Stock with an exercise price of $3.0703 per share to the lending bank. The warrants expire in 10 years. The fair value was calculated at $1.97 per warrant at the time of issuance. The total value of the warrants of $24,047 was recorded as deferred interest expense and is being amortized using the interest method over the term of the loan.
In connection with the renegotiation of the growth capital loan agreement in 2015, the Company issued 6,514 warrants to purchase Series B Preferred Stock with an exercise price of $3.0703 per share to the lending bank. The warrants expire in 10 years. The fair value was calculated at $2.01 per warrant at the time of issuance. The total value of the warrants of $13,079 was recorded as deferred interest expense and is being amortized using the interest method over the term of the loan.
The 2012, 2013 and 2015 warrants issued in connection with the growth capital loan are exercisable at the option of the holder into Series A and Series B Preferred Stock at any point, and are both puttable for cash. As such, the warrants are liability classified and fair value is re-measured at each reporting date. The fair value of the warrants at both September 30, 2016 and 2015 was $38,573.

8. Stock Compensation Plans
The Company maintains an equity incentive plan established in 2005, the HookLogic 2005 Non-qualified Stock Option Plan (the Plan). Under the Plan, the Company may grant incentive stock options and non-qualified stock options. Eligible recipients under the Plan include employees, directors and non-employees.
Stock-based compensation represents the cost related to stock-based awards granted to employees and third-party service providers in lieu of monetary payment. As discussed in Note 2, the compensation costs for such awards are accounted for in accordance with FASB ASC 718, Compensation – Stock- Compensation.
Accordingly, the Company measures stock-based compensation cost at the date of grant, based on the fair value of the award, and recognizes the cost as an expense on a straight-line basis (net of forfeitures) over the employee requisite service period. Stock options generally vest over a four-year period and expire on the tenth anniversary of the date of award.
For the nine months ended September 30, 2016 and 2015, the Company recorded stock-based compensation expense of $132,500 and $212,500, respectively related to these options. These costs have been recorded in salaries, benefits and taxes in the accompanying consolidated statement of operations.
As of both September 30, 2016 and 2015, there was approximately $177,000 et $145,000, respectively in unrecognized compensation costs related to non-vested awards. The weighted-average periods over which the unrecognized compensation costs are to be recognized are 2.5 and 2.3 years in 2016 and 2015, respectively.
The weighted-average fair value of the options granted was $0.75 and $0.65 per option during the nine months ended September 30, 2016 and 2015, respectively. The fair values of stock options granted in the nine months ended September 30, 2016 and 2015, were estimated using a Black-Scholes option-pricing model with the following weighted-average assumptions.

	2016	2015
Expected life	6 years	6 years
Expected volatility	40%	51%
Risk-free rate	1.47%	1.53%
Dividend yield	0%	0%
Grant date fair value of common stock	$1.85	$1.85

To estimate the expected life of stock options, the Company has used its and industry historical experience. Expected volatility is based on historical volatility of a group of peer entities. Dividend yields are based upon historical dividend yields. Risk-free interest rates are based on the implied yields currently available an U.S. Treasury zero coupon issues with a remaining term equal to the expected life.

	Weighted- Average Exercise		Weighted-Average Remaining
	Shares	Price	Contractual Life
Balance, December 31, 2014	2,980,478	0.608	7.8 years
Options granted	639,350	1.322	–
Options exercised	(186,921)	0.536	–
Options forfeited or expired	(695,991)	1.110	–
Balance, December 31, 2015	2,736,916	$0.654	6.9 years
Options granted	357,879	1.85	–
Options exercised	(499,976)	0.535	–
Options forfeited or expired	(107,702)	0.974	–
Balance, September 30, 2016	2,487,117	$0.845	6.6 years

At September 30, 2016, 1,434,279 options were exercisable under the plan.

9. Income Taxes
The Company had $0 income tax expense for both the nine months ended September 30, 2016 and 2015. Significant components of the net deferred tax assets and liabilities recorded as of September 30, 2016 and 2015, are as follows:

	2016	2015
Deferred tax assets:
Net operating loss carry-forwards	$5,328,079	$7,037,429
Other deferred tax assets	224,428	83,380
Deferred tax assets	5,552,508	7,120,809
Deferred tax liabilities:
Property and equipment, net	1,013,346	24,508
Deferred tax liabilities	1,013,346	24,508
Net deferred tax assets before valuation allowance	4,539,162	7,096,301
Less valuation allowance	$(4,539,162)	$(7,096,301)
Total net deferred tax assets	$—	$—

At September 30, 2016, there was no change in the deferred tax assets or valuation allowance recorded as of December 31, 2015. At December 31, 2015, the Company decreased the valuation allowance by $2,557,140 due to the gain that was recognized for the sale of the Autohook business. In accordance with U.S. income tax accounting standards, the Company evaluates its deferred income taxes periodically to determine if valuation allowances are required. Pursuant to U.S. income tax accounting standards, companies assess whether valuation allowances should be established against their deferred tax assets based on the consideration of all available evidence using a "more-likely-than-not" standard. In making such judgments, significant weight is given to evidence that can be objectively verified. The Company determined that a valuation allowance is required due to the incurrence of a three-year cumulative loss as of December 31, 2015 and 2014, in all jurisdictions, and therefore, the Company does not believe it is more likely than not that the related net deferred tax asset will be realized in any jurisdiction. The Company's tax expense differs from the expected tax benefit that would result from applying the domestic federal statutory tax rates to pretax loss due to the recording of the valuation allowance noted above.

At September 30, 2016 and 2015, the Company has net operating loss carry forwards for federal tax of approximately $14,673,989 and $19,029,167, which begin to expire in 2031. State NOL carry forwards were $5,820,120 as of September 30, 2016 and $6,538,888 as of September 30, 2015. The Internal Revenue Code contains provisions that may limit the use of the net operating tax loss carry-forward available if significant changes occur in the stock ownership of the Company. The company had conducted a Section 382 study at December 31, 2015 to determine if there are limitations on the Net Operating Losses that can be used going forward. It has been concluded that there was a single ownership change on August 1, 2011 that resulted in a limitation of $575,460 of Net Operating Losses to be used. Based on this analysis, the NOLs generated prior to the 2011 ownership change are no longer subject to the Section 382 limitation.

The Company and its subsidiaries file income tax returns in the U.S., various domestic states and localities and in the UK. The 2010 through 2015 tax years generally remain subject to examination by federal and most state tax authorities. As of September 30, 2016 and 2015, there were no unrecognized tax benefits.
10. Operating Leases
In 2013, the Company entered into a new lease agreement in New York City for its headquarters. In 2013, the Company terminated its existing New York City lease and relocated its headquarters to another building in New York City. The Company entered into a new lease with monthly lease payments starting at $49,542 per month with escalations in subsequent years.

The Company’s existing lease in Michigan is a five-year lease that began on April 15, 2012. The Michigan lease agreement is for both the office space, as well as parking spaces. Monthly rent commenced at $24,225 per month and contains annual escalation clauses.

The Company records rent expense on a straight-line basis with the difference between the straight-line amount and the monthly cash payment recorded as deferred rent, which is included in other current liabilities on the accompanying consolidated balance sheets. The deferred rent balance was approximately $41,874 and $89,071 as of September 30, 2016 and 2015.
Total rent expense amounted to approximately $867,153 and $836,446 for the nine months ended September 30, 2016 and 2015, respectively, and is included in rent and office expenses in the condensed unaudited consolidated statements of operations.
The future minimum rental payments under non-cancelable operating leases and the cancellation fees for cancelable leases, at September 30, 2016, are as follows:

Years ending December 31:
2016	$267,050
2017	705,420
Thereafter	—
$972,470

11. Defined Contribution Plans
The Company maintains a 401(k) plan covering substantially all of the Company's employees. Employees are eligible to enroll in the 401(k) plan after three months of employment. The Company contributes 3% of each enrolled employee's compensation, as defined by the plan. The Company contributed to and expensed approximately $386,626 and $322,626 in the nine months ended September 30, 2016 and 2015, respectively.

12. Related Parties
The Company has engaged in transactions or agreements with its principal shareholders, directors, officers, and affiliates. The table below provides a summary of the related-party receivable and payable balances outstanding as of September 30, 2016 and 2015, as well as the related-party transactions recognized as revenue and expenses during the periods ended September 30, 2016 and 2015:

	Nine months ended September 30,
	2016	2015
Receivables due from related parties	$1,061,354	$584,227
Payables due to related parties	$0	$0
Net due to/from related parties	$1,061,354	$584,227

Revenue - related party transactions, net	$4,685,971	$3,479,761
Expenses - related party transactions, net	-	-

During the nine months ended September 30, 2016 and 2015, the Company made no related party payments.

13. Discontinued Operations
HookLogic considers a property to be classified as discontinued operations when it meets the criteria established under Accounting Standards Update No 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity. Disposals that represent a strategic shift that should have or will have a major effect on HookLogic’s operations and financial results qualify as discontinued operations. The results of discontinued operations are reported in discontinued operations in the condensed unaudited consolidated statements of income for the current and prior periods commencing in the period in which the business meets the criteria of a discontinued operation, and include any gain or loss recognized on closing.

As discussed in note 1, on September 8th, 2015, HookLogic sold its US based Automotive vertical (Autohook) to Urban Science, a 3rd party. Because the Autohook business represented a major part of HookLogic’s operations and financial results, the Company has determined that the sale of Autohook represents a strategic shift. As such, the activities of Autohook have been segregated and reported as discontinued operations in the condensed unaudited consolidated statements of income for all periods presented.

The following table represents a reconciliation of the major classes of line items constituting pretax profit or loss of discontinued operations to after-tax profit or loss reported in discontinued operations for the nine months periods ended September 30, 2016 and 2015.

Major classes of line items constituting pretax profit (loss) of discontinued operations	Nine Months Ended September 30,
	2016	2015
Revenue	—	2,143,461

Cost of Goods sold	—	(165,498)

Selling, general and Administrative	—	(2,362,472)

Pretax profit (loss) of discontinued operations	—	(384,509)

Pretax gain (loss) on the sale of discontinued operations	—	9,465,283

Total pretax gain (loss) on discontinued operations	—	9,080,774

Income tax benefit (expense)	—	(1,887,964)

Total profit (loss) on discontinued operations that is	—	7,192,810
presented in the condensed unaudited consolidated
financial statements

The amounts related to depreciation and amortization and capital expenditures for Autohook were immaterial for the periods presented and are therefore not shown separately in the statement of cash flows. There were no significant operating or investing non-cash items related to discontinued operations for the periods presented.
14. Subsequent Events
The Company evaluated subsequent events through October 31, 2016, which is the date the consolidated financial statements were available to be issued. Based upon this evaluation, the Company has determined that the following subsequent events require disclosure in the consolidated financial statements.

Merger and acquisition: On October 4th, 2016, it was announced that a merger agreement was executed for Criteo to purchase HookLogic, Inc. and its wholly owned subsidiaries. The acquisition closed on November 9th, 2016.